SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


    Payment of filing fee (check the appropriate box):

    /X/      No fee required.

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             0-11.

    (1)      Title of each class of securities to which transaction applies:

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             pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    / /      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)      Amount Previously Paid:



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    (2)      Form, Schedule or Registration Statement no.:



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    (4)      Date Filed:

                         CONSENT SOLICITATION STATEMENT
                                       OF
                           THE COMMITTEE TO REVITALIZE
                           DOMINION BRIDGE CORPORATION

                  This Consent Solicitation Statement (the "Consent Statement") and the accompanying form of written consent are furnished by The Committee to Revitalize Dominion Bridge Corporation (the "Committee") in connection with the solicitation by the Committee of written consents from the holders of common stock, $.001 par value per share (the "Common Stock"), of Dominion Bridge Corporation, a Delaware corporation (the "Company"), to take the following action (the "Proposal"), without a meeting of stockholders, as permitted by Delaware law:

                  Remove the following officers: Mr. Michel L. Marengere as Chairman of the Board and Chief Executive Officer, Mr. Nicolas Matossian as President and Chief Operating Officer, and Mr. Olivier Despres as Corporate Secretary; and elect Mr. John D. Kuhns as Chairman, Mr. Kenneth W. Mariash as President and Chief Executive Officer, John R. Perry as Vice President and Chief Financial Officer and Mr. John M. Dutton as Secretary. Those actions would take place immediately following the implementation of stockholder resolutions to repeal the Company's Bylaws (the "Old Bylaws") in their entirety and approve and adopt new bylaws (the "New Bylaws") set forth as Appendix A to this Consent Statement. Each major component of the New Bylaws is presented as a separate stockholder resolution; however, adoption of any such resolution is conditioned on obtaining sufficient stockholder consents to adopt all of the bylaw resolutions being proposed by the Committee.

                  Approval of the Proposal requires the written consent of a majority of the holders of Common Stock as of August 20, 1997 (the "Record Date"). Stockholders of record as of close of business on the Record Date will be entitled to one vote for each share of Common Stock (the "Shares"). The Committee has set ____________, 1997 as the goal for the submission of written consents; however, the last day for the submission of written consents to the Company under Delaware law will be October 20, 1997. Based on publicly available information filed by the Company with the Securities and Exchange Commission (the "SEC") as of August 5, 1997 there were 29,052,648 shares of Common Stock issued and outstanding.

                  This   Consent   Statement,   the   accompanying   letter   to
stockholders and the WHITE form of written consent are first being furnished to stockholders on or about September ___, 1997.

                    REASONS FOR THE COMMITTEE'S SOLICITATION

INTRODUCTION

                  The first round in the Committee's effort to oust the Company's senior management began in late May, 1997. Since the beginning of that process, the Committee has based its efforts on the belief that the Company is being poorly managed, that the current team of senior executives lacks the management experience and ability to operate the Company profitably or for the objective of maximizing stockholder value; and that the current team of senior executives has been engaged in self-dealing to the detriment of stockholders. Consider the following facts:

                  o The Company lost nearly $1.5 million for the first half of fiscal 1997, despite non-operating income which included a $3 million pre-tax gain with respect to its sales of shares of McConnell Dowell Corporation Limited ("McConnell Dowell"), and $2.5 million of non-cash income from the amortization of negative goodwill associated with the Company's purchase of MIL Davie.

                  o The Company initially reported a loss of $5.7 million for fiscal 1996. Just recently, the Company reported that this loss would be restated by an increase of nearly $4.3 million relating to "deemed dividends" from the ill- fated preferred stock (in the Committee's opinion, as described below), FOR A TOTAL LOSS OF NEARLY $10 MILLION FOR FISCAL 1996.

                  o WHILE OTHER STOCKHOLDERS SUFFERED FROM THE DECLINE IN THE COMPANY'S MARKET PRICE, SENIOR MANAGEMENT WAS
                           REWARDED: In spite of the Company's poor operating performance and dwindling cash reserves, senior management received bonuses aggregating $700,000 in February 1997 over the strenuous objections of stockholders, as expressed at the annual meeting and in oral and written communications to the Company.

                  o Senior management also benefitted from the favorable downward adjustment of the "strike price" with respect to stock options to purchase 1,225,000 shares of Common Stock, from a range between $3.25 to $4.13 per share to $2.00.

                  o Earlier this year senior executive management caused the Company to sell a portion of its shares of McConnell Dowell, which is arguably the Company's most profitable and viable asset, in order to obtain an extension of a loan from Bankers Trust. Without this extension, the Committee believes the loan would have been declared to be in default.

                  o Because of the deterioration of the Company's operating performance, executive bonuses and bank debt paydowns, the Company's cash and working capital to operate the North American businesses has been all but depleted. While the Company's balance sheet as of June 30, 1997 shows $13.3 million of cash and equivalents, the Committee estimates that less than $1 million of that amount is unavailable for operations in North America: either it is in Australia or it is restricted for use solely by the Company's MIL Davie operation in accordance with the agreement with an agency of the Quebec government. Moreover, as of May 7, 1997 the Company spent $5 million to paydown the Bankers Trust loan.

                  o The price of the Common Stock has dropped from a high of $8-5/32 in the first quarter of fiscal year 1995 to the present level of approximately $1- 3/4, A DECLINE OF NEARLY 80% IN JUST OVER TWO YEARS.

                  In light of these events, the Committee believes that the senior executive officers of the Company lack the ability and experience necessary to successfully operate the Company.

                  The Company is primarily a diversified international infrastructure concern, which requires expertise in engineering, procurement and construction, as well as project finance. Neither Messrs. Marengere and Matossian has a background in these areas. Under their control, the Company has made several acquisitions but has failed to exploit their potential. For instance, without proper financial controls and underwriting procedures, the Company could agree to undertake major projects without a full evaluation of the financial and business risks that could be attendant to such a commitment; only after months or years into the project would the Company's true exposure be known. The Committee believes that the recent and precipitous decline in the Company's gross profit margin is one indication of management weakness in this area.

                  Additionally, in the Committee's view, the Company's senior management has undertaken various acts of self-dealing. Incredibly, the stockholders have had to countenance not only these acts of self-dealing but have had to stand by while senior management, at stockholders' expense, has devoted substantial time and energy to defending itself, or certain executives individually, including Michel Marengere and his wife, Micheline Prud'homme, a former vice-president and director, in various lawsuits. This includes a stockholder derivative action alleging interested and self-dealing transactions by Mr. Marengere and a class action suit against the Company and Messrs. Marengere and Matossian, individually, alleging that the Company issued misleading press releases and reports to the SEC. The Committee believes that these and other litigation matters distract the Company's management from concentrating their full-time efforts on the operation of the Company's business and are a terrible waste of corporate funds.

                  In summary, the Committee believes that the Company's senior executive management has no interest in enhancing stockholder value and has no intention (or perhaps lacks the capacity) to manage the Company for the benefit of its stockholders. We also believe that senior management is acutely interested in running the Company for its own benefit, even when its actions may be to the detriment of stockholders. Accordingly, the Committee believes that the only viable option for the Company's stockholders is to pursue the process of replacing the current senior executive management team.

THE GOAL OF THE COMMITTEE

                  The Committee's goal in renewing the solicitation of written consents through this Consent Statement is to continue pursuing its goal of revitalizing the Company. The Proposal for which approval is being sought is designed to enable stockholders to remove Messrs. Marengere, Matossian and Despres as senior executive officers of the Company and replace them with Messrs. Kuhns, Mariash, Perry and Dutton, with authority to run the Company on a day-to-day basis. The Committee believes that with a new and more experienced senior management team in place the Company will be able to better manage its assets, negotiate with lenders and suppliers and, ultimately, restore the Company to profitability. To the extent the current Board of Directors is unwilling to work with the new management team, the New Bylaws would make it functionally impossible for the Board of Directors to conduct business on a regular basis. The Committee hopes that this will have the effect of forcing the current Board of Directors to resign, so that they can be replaced with new nominees who are more responsive to stockholders' interests.

                  At this time the Committee does not know who it would propose for new directors if any members of the existing Board of Directors resign; however, it is possible that the members of the Committee could be nominated. The Committee is contemplating conducting a proxy solicitation to replace a portion of the Board of Directors at the next annual meeting, which is tentatively scheduled for February 1998, but has not made any decision in this regard.

                  The New Bylaws would make it functionally difficult for the Board of Directors to conduct business on a regular basis, because all of its members would have to meet in person in Delaware in order to conduct business. This could have an adverse effect on the Company, because, for example, of the potential delays in setting up such meetings and the fact that the Board may wish to reverse any decisions made in the interim by the Company's officers, but would be unable to do so on an expeditious basis. It may also make it difficult to find or keep qualified and experienced persons to serve on the Board of Directors.

WHY REPLACE THE OFFICERS, NOT THE BOARD OF DIRECTORS?

                  At this time, the Board of Directors cannot be removed, nor can new directors be elected by stockholders. The General Corporation Law of the State of Delaware (the "Delaware GCL"), and the Company's Restated Certificate of Incorporation (the "Charter") effectively foreclose those actions except at an annual meeting. The Charter establishes a classified board, with each class serving for a team of three years. Therefore, replacing a majority of the Board of Directors could be a two-year process. The Committee, however, believes that any delay -- especially two years -- is unthinkable and that it is imperative to act sooner.

                  Under Section 228(a) of the Delaware GCL, stockholders can act by written consent in lieu of holding an annual or special meeting unless a provision in a company's certificate of incorporation explicitly states otherwise. The Company's Charter does not contain such a provision. While the Old Bylaws purport to prohibit stockholder action by written consent, in the absence of a corresponding charter provision, the restriction in the Old Bylaws is superfluous and of no legal effect. In fact, the Company has conceded the validity of this position. See "Other Matters - Legal Proceedings."

                  By undertaking this consent solicitation and making the Proposal, the Committee is seeking the benefit of the Delaware GCL to enable stockholders to directly control certain aspects of the corporate governance of the Company. The Proposal is designed to repeal the Old Bylaws and adopt the New Bylaws. Under the New Bylaws, the stockholders would then have the power to remove and elect the three senior executive officers of the Company. See "The Proposal." These components of the Proposal are being presented as a single matter for consideration by stockholders because the Committee is unwilling to pursue the consent solicitation process unless all bylaw elements of the Proposal are adopted.

                  If a majority of stockholders act by written consent to support the Proposal, stockholders will thereby be able to replace current senior management and, through various provisions of the New Bylaws, limit the Board's ability to rubber-stamp the mismanagement and self-dealing activities of the past few years. The Committee hopes that the New Bylaws will force the current Board of Directors to resign, so that they can be replaced with new nominees who are more responsive to stockholders' interests. There can be no assurance in this regard, however, in which case the New Bylaws would create impediments to smooth working of the Board of Directors and would effectively transfer to the new senior executive officers nominated by the Committee authority to manage the Company on a day-to-day basis. THE NEW BYLAWS CONTAIN AN AUTOMATIC "SUNSET" PROVISION FOR ITS KEY COMPONENTS UPON THE ELECTION BY STOCKHOLDERS OF A MAJORITY OF NEW DIRECTORS. See "The Proposal -- Repealing the Old Bylaws and Adopting the New Bylaws." The "sunset" provision provides that, after adoption of the New Bylaws, once stockholders elect a majority of the Board the key components of the New Bylaws would automatically expire. This provision was included in the New Bylaws to allay concerns that a stalemate situation could continue indefinitely. Notwithstanding this provision, should the Proposal be adopted and enacted, the Committee would periodically review the Company's corporate governance situation and might recommend to stockholders changes to the Charter or the New Bylaws, including adoption of new provisions or rescission.

                  The replacement of the Company's officers would give rise to a technical default under the Company's loan agreements. However, in the Committee's opinion (based on discussions with financial institutions which typically provide or arrange for debt financing), it should be able to either promptly refinance that debt or negotiate a waiver. At this time, the Committee does not have any formal oral or written commitment to refinance such debt and, accordingly, there can be no assurance that the Committee will be able to refinance or obtain a waiver.

THE CASE AGAINST CURRENT MANAGEMENT

                  MANAGEMENT'S TRACK RECORD. Messrs. Marengere and Matossian assumed their current positions as the two senior executives of the Company in October 1993 and April 1994 respectively. Revenues since 1994 have grown from $67.8 million to $326 million in 1996 with a Company forecasted $600 million in 1997. Management has primarily created this revenue growth from a succession of acquisitions of troubled or undervalued assets or businesses. However, most importantly in creation of the Company's current problems, management itself has lacked the experience to manage this growth or the ability to attract and retain competent management personnel. Unfortunately for stockholders, the result of the lack of management has been that Company's profits and stock price have been in a tailspin. Net income for common stock peaked in 1995 at $2 million or $0.11 per share and since 1995, has plunged to a loss of ($9.9 million) or ($0.54) per share) in 1996. While reported per share results for the three and nine months ended June 1997 were $0.02 and ($0.03), respectively, management has included in these results substantial non-cash and one-time non operational income. These items reflect amortization of negative good will ($1.25 million of income quarterly) arising out of the Davie purchase as well as a $3 million one-time gain from the sale of McConnell Dowell shares. The 1997 results compare with comparable three and nine months results in 1996 of $0.01 and $0.22, this profit subsequently restated and reversed. Meanwhile, the price of Dominion Bridge shares recently hit $1, down from over $8 within the last two years.

                  The Company's consolidated financial statements, consisting of operations in North America and its highly successful 65% owned McConnell Dowell Australian subsidiary, mask the operational losses and liquidity crisis that continues to exist in North America. The Company by owning only 65% of McConnell Dowell, losses use for the Company's shareholder of that subsidiary's financial resources and earnings suggested by the Company's consolidated financial statements. Messrs. Marengere and Matossian have the Company showing a solid balance sheet and statement of operations while unable to timely pay the Company's bills in North America. This is the growing dilemma of North American operations that the Committee addresses.

                  Based on the Committee's analysis, the Company lost in North America approximately ($15 million) in 1996 while McConnell Dowell earned $5.4 million. Further, those losses appear to have continued in North America for the nine months of 1997. The Committee estimates that losses in North America before taxes, income from negative goodwill and a gain from the sale of McConnell Dowell shares for the nine months amounted to ($10.4 million). This loss is also after a $5 million increase of "Other Assets" on the Company's balance sheet since 1996 audited results. Other Assets is generally a catch all asset classification that many times include capitalized expenses. This loss is also prior to a Committee recommended $7.5 million write-down of balance sheet assets to recoverable levels. This compares to a comparable calculated profit for nine months of 1996 of $4.1 million. In 1996, the profit was primarily from inclusion of "claim" income reversed in 1996's audited statements.

                  No wonder the Company has changed auditors three times in the last four years. The Company presently lacks in North America credibility in the capital markets, having to resort to a recently announced commitment for asset based financing secured by its McConnell Dowell share holdings. Further, there has been no linking of Messrs. Marengere and Matossian's growing compensation to performance. In fact, it has been inversely related. Increased compensation for worse results and a decreasing share price.

                  MANAGEMENT SELF-DEALING. In contrast to the diminution in value suffered by the stockholders, Mr. Marengere and his affiliates have personally benefited from his stewardship of the Company. For example:

                  o The Company's balance sheet includes in the equity section a subscription receivable of approximately $1.82 million, all of which is owed by Mr. Marengere and has been outstanding since fiscal year 1993.

                  o In fiscal year 1994, the Company advanced approximately $1.73 million to Fidutech Technologies Inc. and its affiliates, entities it admitted were controlled by Mr. Marengere and another director of the Company. A SUBSTANTIAL PORTION OF THIS ADVANCE, $781,000, WAS RECORDED AS AN INTEREST-FREE LOAN. THIS ADVANCE HAS SINCE BEEN REPAID.

                  o In December 1994, a different corporate entity, Group Fidutech International Inc. ("GFI"), which is also controlled by Mr. Marengere and the same director, bought Cdn. $2.7 million of preferred stock issued by a subsidiary of the Company, which it subsequently exchanged for 450,000 shares of Common Stock, at a price of approximately $4.30 per share of Common Stock. At that time, the high and low bid prices for shares of Common Stock were approximately $7 3/4 and $5 3/4, respectively, PROVIDING MR. MARENGERE AND HIS FELLOW DIRECTOR OF THE COMPANY WITH A PAPER GAIN OF APPROXIMATELY $1 MILLION. If Mr. Marengere and his fellow director of the Company still held the stock, at current prices the paper loss would be approximately $1.1 million.

                  o In fiscal year 1995, the Company advanced $994,000 to GFI.

                  Not surprisingly, stockholders of the Company brought a derivative action against the Company, Mr. Marengere and two other individuals alleging self-dealing. The settlement to this suit contemplates (i) the repayment to the Company of the loans to affiliates of Mr. Marengere (which has occurred); (ii) the guarantee by a company controlled by Mr. Marengere of certain payments owed to the Company by the purchasers of a former subsidiary of the Company; (iii) an agreement that no further interest-free loans may be made to Mr. Marengere;

(iv) an agreement that all future transactions not in the ordinary course of business between the Company and Mr. Marengere be subject to independent director approval; and (v) payment of the plaintiffs' attorney's fees in the amount of $140,000.

                  MASSIVE DILUTION TO STOCKHOLDERS. Confirming the Committee's view that the current senior executives lack any sophistication or expertise in financial matters (other than their own), stockholders should consider the unfortunate story of the Company's major external financings undertaken in fiscal year 1996:

                  o The Company raised a total of $54.2 million from a private placement of the preferred stock by a subsidiary and a bridge loan from Bankers Trust. The costs of raising that capital: $4 million, or nearly 8%. This fact alone made these financings quite expensive.

                  o The preferred stock was convertible by its terms into Common Stock at a 12% to 15% DISCOUNT to market. Amazingly, the Company's senior executives sought to negotiate but failed to obtain a minimum conversion price; consequently, if the Company's stock price decreased the number of shares issuable upon conversion could increase with no theoretical limit.

                  o In fact, this is exactly what happened. ULTIMATELY THE PREFERRED STOCK WAS CONVERTED INTO NEARLY 11.7 MILLION SHARES, WHICH CAUSED A 78% INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING FROM THE START OF FISCAL YEAR 1996. This massive dilution to holders of Common Stock arose because the preferred stock had no minimum conversion price. In the Committee's view this huge dilution, combined with poor operating results, has helped cause the substantial decline on the Company's stock price.

                  o The Bankers Trust bridge loan was used to finance the acquisition of a controlling interest in McConnell Dowell -- an Australian publicly-traded company. Since that company still has minority, public stockholders and historically paid no dividends, its profitability added no cash to the Company's coffers. Consequently, given the losses in its other businesses, historically there was no apparent financial support or cash flow for the Bankers Trust bridge loan. Instead, the Company has had to resort to selling some of the recently-acquired stock of McConnell Dowell to repay Bankers Trust. Incredulously, senior management states that this sell-down was always part of their plan.

                  o The recently-announced plan for McConnell Dowell to begin paying dividends is a classic case of "too little too late." The Committee believes that McConnell Dowell can better use its cash resources to expand its business rather than to support the perks, bonuses and general ineptitude of current management.

BACKGROUND OF THE COMMITTEE

                  Mr. John D. Kuhns, Chairman of the Committee, first met the senior executives of the Company one year ago when he was chairman of The New World Power Corporation ("New World"), a publicly-traded company which Mr. Kuhns had founded, invested $4 million cash of his personal funds, and was then a 10% stockholder. At the time New World was in the process of restructuring its debt agreements with its senior creditors. In order to raise capital to complete a series of alternative energy projects then under development by New World, the Company was one of the entities which was introduced to New World by its financial advisor as a potential source of new capital as well as engineering and construction expertise.

                  During the summer and fall of 1996, at the direction of New World's board of directors, Mr. Kuhns led the negotiations for a joint venture arrangement between New World and the Company pursuant to which those alternative energy projects in New World's development portfolio would become 50% owned by the Company; in return, the Company would provide up to $2.5 million of funding, which was the estimated amount necessary to complete the permits, planning, commitment letter and other development work needed to bring those projects to the construction and permanent financing stage. At its option, the Company could convert its investment in those jointly-owned development projects into an equity interest of approximately 40% in New World. In addition, the Company appointed one person to New World's board of directors, and one of its executives became the acting CEO of New World. Furthermore, once the Company converts its investment into equity of New World, it would also be entitled to designate the chairman of New World.

                  As of October 31, 1996 the agreements for that joint venture were formally entered into. At the same time, Mr. Kuhns resigned as Chairman of New World to return to investment banking on a full time basis. In November 1996, at the request of the Company's senior executives, Mr. Kuhns agreed to devote a portion of his time to act as the Company's financial advisor for project financings through Dominion Kuhns Brothers, Inc. ("DKB"), a newly-formed company which would be up to 85% owned by the Company. While the terms of such an arrangement were negotiated by the parties, over the next six months the Company never executed the formal documentation for these agreements between itself, DKB and Mr. Kuhns; also, it did not pay DKB or Mr. Kuhns the full compensation or expenses agreed upon. However, the Company claims that it paid Mr. Kuhns an aggregate of $96,241 in connection with his services rendered during that period.

                  At the request of the Company's senior executives, among the financial advisory tasks undertaken by Mr. Kuhns through DKB was finalizing the permanent project financing for New World's Big Spring, Texas alternate energy wind farm project, assisting in the sale of various New World assets to satisfy its creditors, and negotiating with the Company's commercial bank lender for an extension of the $30 million bridge loan from Bankers Trust which was due on April 30, 1997. Through the course of those dealings, Mr. Kuhns realized that the senior executive management of the Company had virtually no understanding of project financing or the general contractor expertise which would be required to bring the Big Spring, Texas project to fruition. To date, this project has still not been financed, nor has construction begun.

                  Mr. Kuhns also learned, through discussions with the Company's commercial bank lender, that the bank would only refinance the bridge loan if the Company's senior executive management team modified their responsibilities. Mr. Kuhns discussed these findings with the Company's senior executives, who summarily declined to accept those views. Instead, in February 1997 they orally agreed to retain DKB to find an alternative funding source that would become a major investor in the Company and restructure the bridge loan. Based on that oral retention, Mr. Kuhns began discussions with major stockholders of the Company and other potential investors to ascertain their interest in participating in such a restructuring.

                  At the  Company's  annual  meeting  of  stockholders,  held on
February 28, 1997, in response to questions by stockholders as to the Company's plans with respect to the bridge loan, the Company's chairman stated that the retention of DKB as financial advisor, together with another firm as placement agent, to handle the restructuring of the bridge loan was imminent. However, no such retention agreement was signed; instead, the Company's chairman independently arranged to sell a portion of the Company's shares in McConnell Dowell (an Australian public company in which the Company then owned approximately 78%) in order to raise the $10 million necessary to immediately placate Bankers Trust and obtain an extension of obligation to repay the balance of the bridge loan.

                  Once the sale of the McConnell Dowell shares became publicly known in early March 1997, in response to pressure from stockholders (including through telephone calls and letters to Mr. Marengere and the Board of Directors by concerned stockholders), the Company retained the second investment banking firm as placement agent, but not DKB as financial advisor, to assist it in restructuring the bridge loan and finding new investors. Also at that time several stockholders called Mr. Kuhns on their own initiative to express their extreme displeasure over what they perceived to be a very poor management decision. The tenor of their comments was a loss of confidence in the ability of the senior executives to manage the Company's business and create any value for stockholders. In addition to expressing their frustration with the Company's deteriorating financial performance and stock price, as well as questioning whether the Company's senior executive management had any plan or strategy for protecting or enhancing stockholders' value, those stockholders asked Mr. Kuhns to explore whether the Company's senior executives could be removed from office. See "Other Matters -- Participant Information" for the names of those stockholders.

                  On May 6, 1997 Mr. Kuhns sent a letter to the Company's chairman, formally severing any relationship between Mr. Kuhns, DKB and the Company. That letter stated that the Company had never executed the agreements negotiated by the parties to formalize the financial advisory relationship which DKB was ostensibly formed to undertake, and had never fully paid Mr. Kuhns or DKB in accordance with the terms agreed upon. Furthermore, Mr. Kuhns stated that the Company had improperly listed him as a Vice President of the Company in its public filings with the SEC as of September 30, 1996, that he had rejected this designation at the time it first appeared in drafts of the Company's year-end public filings, and had at the time advised the Company's outside legal counsel to withdraw his name from all such filings. The Company has not responded to Mr. Kuhns' letter of May 6, 1997.

                  Thereafter, Mr. Kuhns formally organized the Committee with Mr. Mariash, and they were later joined by Mr. Dutton. Mr. Mariash had been introduced to Mr. Kuhns several months earlier by the Company's other investment banking firm as a prospective investor to be part of a group of new investors that were considering providing new financing to the Company, but only if an experienced executive of Mr. Mariash's caliber became president of the Company. Mr. Dutton was introduced to Mr. Kuhns in late 1996; with the concurrence of the Company's senior executives Mr. Dutton was hired as an employee of DKB. Mr. Dutton had also negotiated an employment and compensation arrangement with the senior executives of the Company, but as was the case with Mr. Kuhns' arrangement, it too was never executed. On May 12, 1997, Mr. Dutton sent the Company's chairman a letter formally severing any relationship between them. The Company has not responded to Mr. Dutton's letter.

                  Once the Committee began to form, Mr. Kuhns engaged in discussions with legal counsel and certain stockholders about the viability of a strategy to oust the Company's senior executives. During the week of May 11, 1997, Mr. Kuhns advised a small number of stockholders that the Committee was planning to launch this consent solicitation to seek to enact the Proposal, and he requested their financial support. See "Other Matters -- Participant Information." On May 23, 1997 Mr. Kuhns filed with the Company the first written consent for the Proposal, thereby establishing that date as the record date for this consent solicitation. Also on that date the Committee filed preliminary proxy materials with the SEC and commenced a lawsuit in Federal district court in Wilmington, Delaware. On June 10, 1997 Mr. Kuhns revoked that consent and filed a new written consent, thereby establishing June 10, 1997 as the Record Date. This was done in order to avoid vexatious litigation by the Company, which claimed that Mr. Kuhns was not technically a stockholder on May 23. See "Other Matters -- Legal Proceedings." On June 23, 1997 Mr. Kuhns revoked the June 10 consent and filed a new written consent, thereby establishing June 23 as the Record Date. This was done in order to reflect technical changes in the New Bylaws and the form of written consent.

                  On June 4, 1997 the Committee held an informational meeting at the Harvard Club in New York City for stockholders of the Company. The purpose of the meeting was to present the Committee's viewpoint on how to revitalize the Company and to answer stockholders' questions. The Committee held a second informational meeting for stockholders on July 16, 1997, also at the Harvard Club. At this meeting, the stockholders had the opportunity to ask the Committee and members of its management team questions about the Committee's Business Plan, and the status of the Committee's proxy contest. The Company held a meeting at the Harvard Club later that same day from which it excluded several stockholders who are staunch supporters of the Committee.

                  In a deal announced on August 19, 1997, the Board of Directors agreed to let Michel Marengere and Nicholas Matossian strengthen their control of the Company, so that they now have veto power over nearly 21% of the Company's stock. A group consisting of more than ten members of the Company's senior management and other entities reported the joint ownership of approximately 21% of the common stock of the Company, through the exercise of stock options and the existing ownership of stock.

                  To accomplish the purchase of the stock options held by senior management, a private fund, Deere Park Equities LLC ("Deere Park"), loaned management $4.8 million. The options were exercised at the $2.00 per share revised exercise price approved by the Board of Directors in February 1997. The Deere Park loan is for five years, its non-recourse and it bears no interest. If management and Deere Park sell their stock, management would receive 40% of the profits on Deere Park's stock, while giving up only 30% of the profits on management's stock. In addition, the Board voted to add two of Deere Park's principals to the Board of Directors. Deere Park recently purchased two million shares for its own account.

                  In order to permit this arrangement to go forward, the Board of Directors waived the anti-takeover protections of the Company's shareholder rights plan and under ss.203 of Delaware corporate law. Until now no one could own more than 15% of the Company's stock without the Board's approval; these protections were originally put into place to protect stockholders. Now the Board has opened the gate for management and Deere Park to control more than 20%, without paying a premium to stockholders.

                  The Committee announced in a press release on August 18, 1997 that it had received 47% of the vote and would restart the consent solicitation process. On August 20, 1997, John Kuhns refiled the first consent with the Secretary of State of Delaware.

                  During August, 1997, members of the Committee met with Deere Park, at their request, ostensibly to explore settlement of the consent solicitation battle. The Committee stated that the terms on which it would consider a settlement are the same as its objectives in the consent solicitation; namely, replacement of the Company's senior management with new, competent executives, the addition of new directors who represent shareholders interests, and establishing safeguards which would ensure that self-dealing and other transactions which dilute stockholders' interests do not occur.

                        BUSINESS PLAN FOR DOMINION BRIDGE

                  The Committee's proposal to begin maximizing the short and long term stockholder value in the Company encompasses the following three items. None of the Committee's proposals can be implemented unless a majority of stockholders of the Company approves its consent solicitation.

                  o FIRST: SUBSTANTIALLY INCREASE NEW BUSINESS BY ACQUIRING FIRST KEY PROJECT TECHNOLOGIES, INC. ("FIRST KEY"). This international engineering and construction management firm is headquartered in Toronto, Canada and was recently formed by Messrs. Clarence Boudreau and Richard Morency who are former industry executives of Bennett & Wright and Bracknell Corporation. It has orders in hand, and contracts in process that are expected to result in a confirmed backlog of approximately US $600 million by the end of 1997, with projects in Canada and internationally. Over the next twelve months, First Key is projected to generate revenues of US $150 million with pre-tax profits exceeding US $12 million. Additionally, the acquisition of First Key would bring an additional US $50 million of fabrication work to Company's Lachine (Montreal) facility, which current management describes as a major source of current operating losses. With completion of this acquisition, Company's consolidated backlog of work in hand would exceed US $1 billion. All figures have been obtained from First Key.

                  The Committee's members have been negotiating an acquisition agreement with the principals of First Key that the Committee believes would be additive to the Company's earnings. No members of the Committee, or their affiliates, are affiliated with First Key. Any acquisition agreement would be assigned to the Company following a change in control. The Committee expects that working capital would be used to finance this project if consummated. Any transaction with First Key would be subject to approval of the board of directors, there is no assurance that such a proposal can be completed or approval obtained.

                  RATIONALE AND BENEFITS. The Committee believes that the First Key acquisition represents a very significant step in its initial process to revitalize the Company's operations in North America. In the opinion of the Committee, several of the Company's significant fundamental problems in North America would be addressed by the acquisition of First Key:

                  (a) THE COMPANY NEEDS ADDITIONAL REVENUES IN ITS NORTH AMERICAN OPERATIONS AT APPROPRIATE GROSS MARGINS. The Committee believes that the Company's current $500 million announced backlog is not supported by announced transactions. This backlog level is up from $283 million at the end of the second quarter implying approximately $350 million of signed new orders in North America and Australia during the third quarter. Less than 20% of this backlog has been announced to date. Rather, the Committee believes that the Company's backlog in North America of approximately $100 million which existed at the end of the second quarter is a more accurate indication of current business levels.

                  (b) THE COMPANY HAS HISTORICALLY BEEN A SUBCONTRACTOR IN THE CANADIAN INFRASTRUCTURE MARKETS. As such, the Company has been unable to obtain the substantially larger and more profitable general contractor role in projects, as opposed to being a subcontractor that is selected by the general contractor. The role of subcontractor is highly competitive and consequently the Company continues to be limited in its ability to price, and hence increase profitability.

                  (c) THE COMPANY'S HISTORIC EXPERTISE HAS BEEN PRIMARILY IN STEEL, INCLUDING FABRICATION AND THE ERECTION OF STRUCTURES. The Company has not demonstrated historical expertise in the broader construction services which are necessary to compete in today's markets. For purposes of addressing the highly competitive Canadian market, the missing capabilities include broader construction service capabilities, as well as a general turnkey contracting and financing capability.

                  (d) THE INABILITY TO EXPAND ITS HISTORIC CLIENT RELATIONSHIPS IN A RAPIDLY CHANGING CONTRACTING ENVIRONMENT. The Company has an excellent historical reputation with its clients. However, changes in construction contract methodology and competition have precluded the Company from growing with its historic client base. Primary among these new contracting trends is the client's move towards design-build contracts. In this situation, one company contracts with the client for the entire project design, financing and construction in one single contract. Industry experts forecast that in the next five years over 50% of contracts to be let for non-residential construction in North America will be design-built as opposed to the current design-bid-build process utilized today.

                  (e) THE COMPANY IS LOSING MONEY AT ITS LACHINE FABRICATION FACILITY. A combination of the economy in Quebec and a lack of working capital to finance the substantial cost of fabrication work has produced, according to management in its 1996 Form 10-K, significant operating losses. Historically, this division was engaged in substantial export activity. The fabrication division needs additional sales volume and a return to its historic export relationships.

                  (f) FINALLY, THERE IS A LACK OF SENIOR EXECUTIVES EXPERIENCED IN INTERNATIONAL ENGINEERING, PROCUREMENT AND CONSTRUCTION THAT CAN PROVIDE OVERALL CORPORATE DIRECTION AT THE COMPANY'S HEAD OFFICE. The efforts to revitalize the Company require, in addition to the seasoned professionals at each of the operating subsidiaries, corporate leadership with industry experience to develop, direct and execute the Company's strategic plan. Additionally, the Company has been without a recognized chief financial officer and financial team for over three years.

                  The First Key acquisition would provide solutions to many of these problems. First Key is managed by a highly experienced team of senior executives who have a demonstrated track record in design-build contracting. First Key would bring additional backlog for the combined companies, a cogent Canadian and international marketing program, an acknowledged expertise in design-build contracting, and immediate subcontract business to be placed with the Company's various operating divisions and subsidiaries. The First Key management has successfully built Bracknell Corporation (Toronto Stock Exchange) from the mid-1980s until 1993 into a highly successful general contractor from its original position of subcontractor.

                  The backlog of signed contracts, which is required to be at least $125 million at the time of acquisition, is attainable. In late July, First Key announced a design-build contract exceeding $100 million. The announcement covers an engineering, procurement and construction contract awarded to First Key by Fieldboard International, for a strawboard manufacturing plant in Killam, Alberta, Canada. An additional memorandum of understanding was announced with Baconsfield Farms, Ltd. to complete a planning and feasibility study for a hog processing plant in Alberta. The design-build contract for the plant is expected to be issued before year-end. These contracts, together with projects currently under negotiation, are the basis for the Committee's projection that First Key can generate sales of $150 million and $275 million in fiscal years 1998 and 1999. The Committee believes that these sales would result in pretax margins of between 8% and 9% in each of 1998 and 1999.

                  Additionally, the acquisition is projected to provide the Company's various operating divisions and subsidiaries with an aggregate of $205 million of subcontracting work from First Key in 1998 and 1999. Significantly, approximately $50 million of this subcontracting work will be for steel fabrication at the Company's Lachine facility. The Committee believes that these incremental sales, expected to carry a 15% gross margin, should return the Lachine facility to profitability. The balance of the subcontracting work is expected to carry a 9.5% and 10.5% gross profit rate in 1998 and 1999, respectively.

                  The proposed acquisition of First Key would be structured to be additive to earnings per share. It currently contemplates an initial cash payment of $4.5 million and 3 million shares of the Company's common stock. There would be an additional three year earn-out of 3 million additional shares and $3 million cash, which would be predicated upon maintaining average annual pretax earnings of (Cdn) $8 million during that period.

                  RISK FACTORS. Notwithstanding the benefits of the First Key acquisition, stockholders are advised to also consider a number of significant risk factors:

                  - The parties have not yet negotiated a definitive acquisition agreement, so there can be no assurance that the ultimate terms will not differ from those described herein.

                  - The transaction would be subject to numerous conditions, including the requirement that the Committee assume management control of the Company, as well as approval by the Company's Board of Directors and possibly stockholders, as well as various regulatory approvals and filings, as well as the validation of the existence of $125 million of backlog at acceptable profit margins.

                  - There can be no assurance that the First Key transaction would be completed, or that the financial projections for the Company arising from that transaction can be achieved. In particular, stockholders should note that First Key is a newly-formed company with no operating history.


                  o SECOND: RATIONALIZE THE MCCONNELL DOWELL INVESTMENT THROUGH A PROPOSAL TO ACQUIRE THE ENTIRE SUBSIDIARY. This would serve two key corporate goals. First, it would provide access to larger infrastructure projects in both North America and the Asia-Pacific region, so that the strengths of the Canadian divisions and McConnell Dowell can be jointly marketed for the greater benefit of the entire Dominion Bridge family. Second, it would consolidate and rationalize Dominion Bridge's cash flow situation and make capital-raising more efficient and less costly. The Committee expects that working capital would be used to finance this project if consummated.

                  Notwithstanding the benefits which could arise from the Committee's proposal that the Company should acquire the balance of McConnell Dowell, stockholders should be aware that there is a risk that such a transaction may be difficult to accomplish due to the intricacies of Australian law. Upon successful completion of the consent solicitation, the Committee will structure any arrangement it may enter into regarding McConnell Dowell in order to comply with applicable requirements of Australian law. At this time, the Committee is not able to state whether the Company would be able to overcome those hurdles.

                  o THIRD: ISSUE $2.50 PER SHARE OF CONTINGENT VALUE RIGHTS TO CURRENT STOCKHOLDERS. As tangible evidence of the Committee's confidence that its management team can significantly increase stockholder value in the coming years, the Committee, as part of its original plan, proposed that Dominion Bridge would issue to each current stockholder a contingent value right (CVR) for $2.50 per share. Although the CVR proposal expired by its terms on July 14 due to the Company's lethargy, the Committee is considering making a new CVR proposal to the Board, which could have the following new components:

                   - A pay-out in 24 months if  stockholders  don't see a market price of at least $3.00 per share by then.

                   - Alternatively, a $2.00 per share pay-out in cash and/or debentures for those stockholders who wish to reduce their equity investment in the Company in the near future. This feature would be optional, at each stockholder's discretion. No one would be required to sell their shares at $2.00. This pay-out would occur approximately six months after the Committee replaces current senior management.

                   - When  and if the CVR  proposal  is  reintroduced,  it would include a financing commitment from a reputable financial source which would "back stop" the CVRs. It is contemplated that this financial commitment would also cover the $2.00 per share pay-out, although there would likely be a limitation on the number of shares which could participate.

                   - The CVRs would be registered  under  applicable  securities laws; the timing of such registration would depend on when the Committee obtained control of the Company. The CVRs would not be issued to stockholders until all applicable registration requirements were met.

                   - In order to obtain the  benefits of the CVR, a  stockholder must be the record holder of the CVR as of the date of a triggering event or the exercise date. Alternatively, a stockholder may be able to realize value from the CVR by selling it on the open market, although there can be no assurance that a trading market will develop or that the prices available in such a market would reflect the full value of the CVRs.

                   - The CVRs would entail a degree of risk,  including the time delay until payment (e.g., 18 to 24 months), and the possibility that the Company would not have sufficient cash flow to service this obligation. Presently, the Committee has not obtained any financial commitment to fund the CVRs.

                   - The CVRs  would not be  triggered  by a change  of  control arising from the Committee's consent solicitation effort; accordingly, stockholders would not be guaranteed any minimum share price based on the outcome of the consent solicitation.


                                  THE PROPOSAL

                  Each major component of the Proposal is being presented as a separate stockholder resolution; however, adoption of any such resolution is conditioned on obtaining sufficient stockholder consents to adopt all of the bylaw resolutions comprising the Proposal. The Committee will not submit any consents to the Company unless it receives consents sufficient to pass all of the bylaw resolutions. ACCORDINGLY, STOCKHOLDERS WHO SUPPORT THE COMMITTEE'S OBJECTIVES ARE URGED TO CONSENT TO ALL OF THE STOCKHOLDER RESOLUTIONS SET FORTH ON THE FORM OF WRITTEN CONSENT.

CHANGING THE SENIOR MANAGEMENT TEAM

                  Under the Proposal, Messrs. Marengere, Matossian and Despres would be removed as Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Secretary, respectively, of the Company and replaced by the Committee's nominees -- Messrs. Kuhns, Mariash, Dutton and Perry as Chairman, President and Chief Executive Officer, Secretary, and Vice President and Chief Financial Officer respectively. The Company may have an obligation to make substantial severance payments to Messrs. Marengere and Matossian upon their removal from office. See "Other Matters -- Employment Agreements with Messrs. Marengere and Matossian."

REPEALING THE OLD BYLAWS AND ADOPTING THE NEW BYLAWS

                  The  Proposal  contemplates   repealing  the  Old  Bylaws  and
approving the New Bylaws as the procedural precedent means by which the Company's senior management team will be replaced. As summarized below, the New Bylaws would enhance the powers of the Company's senior management team and its stockholders, while at the same time limiting certain powers of the Board of Directors.

                  In the opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Committee, the provisions of the New Bylaws that give stockholders the right to elect officers and which vest certain duties in such officers are authorized by the Delaware GCL, are legal and valid under Delaware law, and are not contrary to the general state law requirement that the directors manage the Company. Furthermore, both the Old Bylaws and the New Bylaws contain a severability clause which permits any invalid bylaw provision to be stricken without impairing the legality of the remaining bylaw provision. There is uncertainty regarding the validity of the New Bylaws, the ultimate validity of which may need to be decided by a court. See "Other Matters -- Legal Proceedings."

                  The statutory basis for the belief that the New Bylaws are valid under state law is found primarily in Section 141(a) of the Delaware GCL. This section provides that while a board has the statutory authority to manage the corporation, that power is subject to other provisions of the Delaware GCL, including Section 142, which permits the adoption of bylaws which govern the manner of electing officers and the duties of such officers. Moreover, the New Bylaws do not involve the delegation of duties which substantially limit the future options of directors, inasmuch as the Board is not precluded from acting to countermand action taken by officers under the New Bylaws. Finally, additional provisions of the Delaware GCL authorize bylaws which regulate the manner in which directors may act.

                  It should be noted that the New Bylaws do not take away any of the Board of Directors' powers to propose significant corporate actions, such as a merger or sale of the Company, nor do they foreclose the Board of Directors from countermanding or overriding any actions which may be taken by the Chairman. Instead, the New Bylaws make it very difficult for the Board of Directors to actually meet and take such action. Significantly, the New Bylaws contain an automatic "sunset" provision: the key components would expire when a majority of the directors currently in office are replaced or re-elected by nominees elected by stockholders.

                  In the event the Proposal is approved and the current senior executives do not step aside on an amicable basis, the New Bylaws would come into effect and the Committee would pursue all available legal remedies to implement them. Any future amendments to the New Bylaws would require the approval of stockholders, which the Committee anticipates the Company would seek to obtain from time to time as circumstances may dictate. The New

Bylaws are set forth in their entirety in Appendix A to this Consent Statement. The following discussion is qualified in its entirety by reference to Appendix
A. Set forth below is a comparison of key differences between the Old Bylaws and the New Bylaws.

BYLAWS RELATING TO STOCKHOLDERS MEETINGS:

         OLD BYLAWS                                     NEW BYLAWS

STOCKHOLDER MEETINGS:

Place and Time:
Determined by resolution of the Board of      Determined only by the Chairman or
Directors, or as set by the Chief             President
Executive Officer or the President

Special Meetings:
Called only by the Chief Executive            Called  either  by  the  board  of
Officer, the President, or at the request of  directors,   the   Chairman,   the
a  majority  of the Board of  Directors       President,   or  by   stockholders
                                              owning  at least 2% of the  Common
                                              Stock

         OLD BYLAWS                                     NEW BYLAWS


Place of Meetings:
Board of Directors  may  designate  any       The  Chairman  may  designate  any
place,  either within or outside the State    place,  either  within or  outside
of Delaware; if no designation is made,       the  State  of  Delaware;   if  no
the annual or special  meeting would be       designation is made, the annual or
at held at the  principal executive office    special  meeting would be held the
of the Company                                registered  office of the  Company
                                              in the State of Delaware



Action by Written Consent:
Purported denial of stockholders' right to    Deleted
act by written consent

Stockholder Proposals:
Stockholders wishing to propose business      Deleted
for consideration  by stockholders  at
the annual meeting must submit detailed information to the Company at least
75 days prior to the meeting



                  The effect of these differences between the Old Bylaws and the New Bylaws is to remove much of the discretion presently held by the Board of Directors in setting the time and place of any meetings of stockholders. They would also enable stockholders with a requisite percentage of shares of Common Stock to request a special meeting of stockholders. Additionally, under the New Bylaws, the section that placed restrictions on a stockholder's ability to have a proposal raised at a stockholders meeting would be removed. Consistent with the Delaware GCL and the Charter, the New Bylaws permit the requisite number of stockholders to act by written consent in lieu of holding a meeting. The Committee believes that stockholders should be permitted to request a special meeting of stockholders. Under the New Bylaws, the Board of Directors, the Chairman and the President would also have the right to call a special meeting of stockholders.

BYLAWS RELATING TO DIRECTORS:

       OLD BYLAWS                                        NEW BYLAWS

Number of Directors:
Initially  five, but thereafter as            Initially   eight  (which  is  the
of established from time to time by a         current  number  directors),   but
from resolution of the Board of Directors     thereafter as established  time to
                                              time by the Chairman

Meetings and Notice:
Regular  meetings may be held  without        Regular meetings, as determined by
notice as  determined  by a resolution        a  resolution  of of the  Board of
the  Board of  Directors                      Directors,  shall be held on seven
                                              days  notice,   and  only  at  the
                                              registered  office of the  Company
                                              in the State of Delaware

Special  meetings may be called at the        Special  meetings  shall be called
request of the Chief Executive Officer        at the  request of a  majority  of
or the President on 24 hours' notice,         the directors,  or by the Chairman
or at the request of a majority of the        or the  President,  on at least 72
directors                                     hours' notice

Quorum; Required Vote
A majority of the directors constitutes The presence of all of the shall a quorum, and the vote of a majority directors constitute a quorum, and
of directors  present would be the act        the unanimous  affirmative vote of
of all of the Board of Directors              the directors  would be the act of
                                              the Board of Directors

Committees:
By resolution adopted by a majority of        By   resolution   adopted   by   a
the directors, one or more committees         unanimous  affirmative vote of all
may be created                                directors,  one or more committees
                                              may be designated


Each  committee may consist of one or         Each committee shall consist of at
more  directors,  and the Board of            least   two-thirds  of  the  total
Directors may designate  alternate            number of directors (rounded up to
members to replace  absent or                 the  nearest  whole  number)  plus
alternate members                             one,  and the  Board of  Directors
                                              cannot   designate    disqualified
                                              members

Each committee shall keep regular             The Secretary of the Company shall
minutes of its meetings                       be given  notice and  attend  each
                                              meeting of any ` committee to keep
                                              the   regular   minutes   of   its
                                              meetings

       OLD BYLAWS                                        NEW BYLAWS

The presence of a majority of the             Committee  meetings  shall only be
members of a committee would                  held at the  registered  office of
constitute  a quorum; and the vote of a       the   Company   in  the  State  of
majority of the members  present shall        Delaware;  the  presence of all of
be  the  act  of  the  committee              be  necessary   to   constitute  a
                                              quorum;    and    the    unanimous
                                              affirmative  vote  of  all  of the
                                              members  present  shall be the act
                                              of the committee


Communications Equipment:
Board or committee members can                Use  of  conference  telephone  or
participate in a meeting  through the         other communications  equipment is
use of conference  telephone, and their       not   a    permitted    means   of
presence through that means shall             participating    at   a   meeting;
constitute presence in person                 personal  attendance  at  Board of
                                              Directors and  committee  meetings
                                              shall be the only proper means for
                                              directors   to   discharge   their
                                              duties

Written Consent:
Directors can act by unanimous                Neither the Board of Directors nor
written consent in lieu of a meeting          any  committee  thereof may act by
                                              written consent

Compensation:
Directors may receive compensation            Directors  shall not  receive  any
for acting as directors  and for              compensation, either for acting as
attending  meetings; reimbursement of         such   or   for    attending   any
expenses permitted                            meetings;   no   reimbursement  of
                                              expenses

Director nominations:
In order for  stockholders to nominate        Deleted
directors at an annual meeting, they
must submit detailed  information about
their proposed nominees at least 75
days prior to the meeting

                  The Old Bylaws currently permit the directors and committees to take action by unanimous written consent, thereby permitting action without any formal meeting or discussion among the directors or committee members. The New Bylaws would eliminate this method of taking corporate action, thereby requiring a discussion of any proposal at a meeting. Additionally, the New Bylaws would require all directors to physically attend the meetings.

                  The New Bylaws would also require that only the act of all the members of the Board of Directors then in office at a meeting at which all are present shall constitute the act of the Board of Directors; that is, unanimous action of the full number of directors specified under the New Bylaws (which is equal to the current number of directors serving) would be required for board action. This provision would have the effect of permitting any director to prevent the Board of Directors from taking action simply by not attending the meeting or by attending and abstaining or voting nay.

                  The effect of the New Bylaws would be to empower any director, whether an incumbent director or a director subsequently elected, to prevent any Board of Directors action. A possible result of this provision is a deadlock on the Board of Directors, thereby impairing or preventing the Company's ability to act. Additionally, the absence of compensation or expenses incurred for service as a director on the New Bylaws may act as a deterrent to present directors from continuing to serve on the Board or from running for reelection when their terms expire.


BYLAWS RELATING TO OFFICERS:

       OLD BYLAWS                                        NEW BYLAWS

Number; Who Elects:
The officers shall be a Chairman of           The three  senior  officers  - the
the Board, a Chief Executive Officer,         Chairman,  the President,  and the
a President, one or more Vice                 Secretary   -  shall  be   elected
Presidents, a Secretary, a Treasurer,         solely  by the  stockholders;  the
and such other officers as may be             Chairman shall have the sole power
deemed necessary by the Board of              to   appoint   one  or  more  Vice
Directors; all of the officers are            Presidents,    a   Secretary,    a
elected by the Board of Directors             Treasurer and such other  officers
                                              as  he  may  deem   necessary   or
                                              desirable

Election; Term of Office:
Officers are elected  annually by the         The three senior officers shall be
Board of Directors; vacancies may be          elected     annually     by    the
filled by the Board of Directors              stockholders;   vacancies  may  be
                                              filled  solely by the Chairman or,
                                              in the event of a vacancy  in such
                                              office, the President

Removal:
Any  officer or agent  elected by the         Any officer may be removed  by the
Board of Directors may be removed             Chairman or the stockholders  by a
by the Board of Directors whenever in         majority vote of the  Common Stock
its judgment the best  interests of the       whenever  in  their  judgment  the
Company would be served thereby               best  interests  of   the  Company
                                              would be served thereby

Vacancies:
Filled by the Board of Directors              Filled solely by the Chairman

       OLD BYLAWS                                        NEW BYLAWS

Compensation:
Fixed by the Board of Directors for all       Fixed by the Chairman, except that
officers                                      the Chairman's  compensation shall
                                              also be subject to ratification by
                                              stockholders  no  later  than  the
                                              next annual meeting

Power to Manage the Company:
Vested in the Board of Directors,  with       The Chairman is delegated the full
to the Chief Executive Officer having the     power   manage  the  business  and
power to manage the  business  and            affairs  of  the  Company  to  the
affairs of the Company                        fullest extent permitted by law

No comparable provisions                      The Chairman  also has the duty to
                                              investigate  the  propriety of any
                                              activities  and  actions by former
                                              officers  of the  Company;  and to
                                              pursue  such legal  redress as may
                                              be  necessary  or  appropriate  to
                                              recover  any monies or property of
                                              the  Company  which  may have been
                                              improperly  spent,  distributed or
                                              received directly or indirectly by
                                              any former officer

                  The New Bylaws are designed to give the stockholders of the Company a greater voice in its affairs and to provide the stockholders with a particularly effective method of ensuring their confidence in the management of the Company. The New Bylaws would also provide that if a vacancy occurred in an office, it would be filled by the Chairman. The general effect of the New Bylaws would be to permit the stockholders to call a special meeting and to elect a Chairman, President and Secretary of their choosing. Additionally, the Chairman would set each officer's compensation, with stockholders being asked to ratify the salary of the Chairman at the next annual meeting after such compensation is fixed. The members of the Committee intend to have the Chairman proposed by it (Mr. Kuhns) delegate to the President and Chief Executive Officer proposed by it (Mr. Mariash) virtually all of the day-to-day operating decisions in managing the Company, including hiring and firing of executives, setting compensation, and establishing and carrying out the Company's business plans and objectives. The Committee intends to have the Chairman proposed by it (Mr. Kuhns) delegate to the President and Chief Executive Officer proposed by it (Mr. Mariash) virtually all of the day-to-day operating decisions in managing the Company. In order to avoid any misunderstanding as to whether that delegation could be revoked, Mr. Kuhns has agreed with Mr. Mariash that as the Chief Executive Officer, Mr. Mariash shall have the ultimate decision on all management issues in the event of a disagreement, although the two would work together to first mutually resolve any issues. Upon adoption of the New Bylaws, Mr. Kuhns intends to promptly formalize this understanding as a binding agreement of the Company.

BYLAWS RELATING TO THE POWER TO AMEND; SUNSET PROVISION:

Article VI of the Old Bylaws provides:


                                   ARTICLE VI

                                   AMENDMENTS

                  THESE BYLAWS MAY BE AMENDED, ALTERED, OR REPEALED AND NEW BYLAWS ADOPTED AT ANY MEETING OF THE BOARD OR DIRECTORS BY A MAJORITY VOTE. THE FACT THAT THE POWER TO ADOPT, AMEND, ALTER, OR REPEAL THE BYLAWS HAS BEEN CONFERRED UPON THE BOARD OF DIRECTORS SHALL NOT DIVEST THE STOCKHOLDERS OF THE SAME POWERS.

Article VI of the New Bylaws provides:

                                   ARTICLE VI

                         AMENDMENTS ONLY BY STOCKHOLDERS

                  THESE BYLAWS MAY BE AMENDED, ALTERED OR REPEALED AND NEW BYLAWS ADOPTED AT ANY MEETING OR BY WRITTEN CONSENT OF THE STOCKHOLDERS BY A MAJORITY VOTE. THE BOARD OF DIRECTORS SHALL NOT HAVE ANY POWER TO ADOPT, AMEND, ALTER OR REPEAL THESE BYLAWS UNLESS OTHERWISE EXPLICITLY PROVIDED IN THE CERTIFICATE OF INCORPORATION.

                  Section 109 of the Delaware GCL provides that in order for a company's board of directors to have the power to adopt, amend or repeal bylaws, an explicit statement to that effect must be included in the company's certificate of incorporation. The certificate of incorporation of the Company originally contained the empowering language required under Section 109; in a subsequent amendment which was adopted by stockholders on July 24, 1989, however, this language was deleted. Consequently, the Company's Board of Directors lacks the legal authority to adopt, amend or repeal the Old Bylaws; under the Delaware GCL that power now resides solely with the Company's stockholders.

                  Consistent with Section 109 of the Delaware GCL, Article VI of the New Bylaws is intended to state in simple but clear language that the Board of Directors may not amend or repeal, or adopt or make any new bylaws inconsistent with any New Bylaw or amendment to the New Bylaws adopted or approved by the stockholders, until such time as the Charter is appropriately amended. The Committee believes that such a clarification is in the best interest of stockholders, particularly at a time when the interests of the Board (which would continue to include Messrs. Marengere and Matossian) may be at odds with those of the stockholders.

Sunset Provision:  No comparable Article in the Old Bylaws.

Article VII of the New Bylaws contains an automatic "sunset" provision, as follows:

                                   ARTICLE VII

                         CHANGE IN MAJORITY OF THE BOARD

                  NOTWITHSTANDING ANY PROVISION TO THE CONTRARY SET FORTH IN ANY OTHER ARTICLE OF THESE BYLAWS, AT ANY TIME FOLLOWING THE ADOPTION OF THIS ARTICLE VII, AT SUCH TIME AS A MAJORITY OF THE DIRECTORS OF THE CORPORATION HAVE BEEN ELECTED BY THE STOCKHOLDERS AT ANNUAL AND/OR SPECIAL MEETING(S), AND/OR BY WRITTEN CONSENT AT A TIME OR TIMES FOLLOWING THE ADOPTION OF THIS ARTICLE VII, (1) A MAJORITY OF THE TOTAL NUMBER OF DIRECTORS OR THE MEMBERS OF ANY COMMITTEE THEREOF SHALL CONSTITUTE A QUORUM OF THE BOARD OR SUCH COMMITTEE AND THE AFFIRMATIVE VOTE OF A MAJORITY OF THE DIRECTORS PRESENT AT ANY MEETING OF THE BOARD OR ANY SUCH COMMITTEE SHALL CONSTITUTE THE ACT OF THE BOARD OR SUCH COMMITTEE WITH RESPECT TO ANY MATTER EXCEPT AS OTHERWISE PROVIDED BY LAW, (2) THE BOARD OF DIRECTORS OR ANY COMMITTEE THEREOF MAY ACT BY WRITTEN CONSENT PURSUANT TO SECTION 141(f) OF THE DELAWARE GENERAL CORPORATION LAW AND THE BOARD OF DIRECTORS OR ANY COMMITTEE THEREOF MAY HOLD MEETINGS WITHIN OR WITHOUT THE STATE OF DELAWARE AND, AT SUCH MEETING, ANY DIRECTOR OR COMMITTEE MEMBER MAY PARTICIPATE BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT BY MEANS OF WHICH ALL PERSONS PARTICIPATING IN THE MEETING CAN HEAR EACH OTHER, (3) DIRECTORS

                  MAY BE PAID COMPENSATION AS DETERMINED BY THE BOARD OF DIRECTORS, (4) ANY DUTY OTHERWISE DELEGATED TO ANY OFFICER OF THE CORPORATION PURSUANT TO THESE BYLAWS MAY, BY RESOLUTION OF THE BOARD OF DIRECTORS, BE REMOVED FROM SUCH OFFICER AND, IF SUCH RESOLUTION FURTHER SO PROVIDES, DELEGATED TO ANY OTHER OFFICER,
                  (5) THE CHAIRMAN'S COMPENSATION SHALL NOT BE SUBJECT TO RATIFICATION BY STOCKHOLDERS AND (6) COMMITTEES MAY CONSIST OF ONE OR MORE DIRECTORS.

                  Article VII of the New Bylaws is intended to make clear that upon the election by the stockholders of a majority of the directors of the Company, the newly-constituted Board of Directors will be released from the special restrictions contained in the New Bylaws.

QUALIFICATIONS OF MESSRS. KUHNS, MARIASH, DUTTON, PERRY BOUDREAU AND MORENCY

                  John D. Kuhns, who is the Committee's nominee to become the Company's Chairman, has been an investment banker and businessman in the infrastructure industry throughout his career. He is 47 years old. Currently, and since November 1996, he has been the president of Kuhns Brothers & Company, Inc. He has also founded and held the position of Chief Executive Officer of two publicly-traded independent power companies: Catalyst Energy Corporation (from 1981-1989) and The New World Power Corporation (from 1989-1996). Mr. Kuhns began his business career at Salomon Brothers, where he worked as an investment banker in publicly-owned utility project finance. Mr. Kuhns has two graduate degrees, an MBA from Harvard University and a MFA from the University of Chicago; he received an AB from Georgetown University. In June 1995, Mr. Kuhns consented to the issuance of an order by the Securities and Exchange Commission, pursuant to which Mr. Kuhns was ordered to timely file reports required by certain of the reporting requirements of the Securities Exchange Act of 1934, as amended, and certain of the rules promulgated thereunder. The order found that Mr. Kuhns had failed to timely file Forms 3, 4 and 5 for his holdings of The New World Power Corporation and a Form 3 for Photocomm, Inc. These filings are required to be made by officers, directors and significant stockholders in order to timely notify the public of purchases, sales or other dispositions of stock and ensure compliance with the "short swing" profit rules under Section 16(b) of the Securities Exchange Act of 1934, as amended.

                  Kenneth W. Mariash, who is 49 years old and the Committee's nominee to become the Company's President and Chief Executive Officer, has owned several major businesses, including one of the largest construction and
engineering   companies  in  Canada,   Builder  Contract  Management,   and  its
development affiliate, Westform, which generated annual revenues of approximately $100 million in the late 1970s. These companies are based in Calgary, Alberta, Canada. For more than the past five years, he has also been an owner, buyer, commercial builder and investor in real estate throughout North America and Canada since the 1960s, primarily through his firm KWM Group.

                  Mr. Mariash has built large scale commercial and office complexes. Additionally, he has arranged and managed financing and construction for a variety of real estate ventures. For the past few years, Mr. Mariash and KWM Group have been involved with institutional investors in recapitalizations and debt restructurings of real estate properties across North America. Mr. Mariash received an MBA and a Bachelor of Commerce degree from the University of Alberta, a degree in Mathematics and Science from the University of Saskatchewan, and a degree in Architecture from the University of British Columbia.

                  John M. Dutton, who is the Committee's nominee to become the Company's Secretary, has had a successful career as an investment banker and senior financial and administrative officer. He is 55 years old. During 1994 through 1996, Mr. Dutton was a senior vice president and director of research for Barban Securities Inc. and LH Friend, Weinress, Frankson & Presson, Inc., which are regional investment banking firms based in Los Angeles. From 1981 to 1993 he was the president and chief investment officer of Corsair Asset
Management Inc., a registered investment adviser with $120 million under management. From 1975 to 1981 he was executive vice-president and a director of American Medical International, Inc., a $1.5 billion hospital management company. Mr. Dutton has an AB degree from Brown University and an MBA from the Wharton Graduate School at the University of Pennsylvania.

                  John R. Perry, age ____, has agreed to act as the Vice President and Chief Financial Officer for the Company upon the completion of the change of control in senior management as proposed by the Committee. Mr. Perry is currently a partner in the Ottawa accounting firm of Paterson Hendry, specializing in counselling S.E.C. registrant clients in their regulatory filings, providing business valuation services in merger and acquisition transactions, and performing general audit and accounting services. Mr. Perry has worked with the Company since 1994 in a number of their major acquisitions. Mr. Perry has also assisted the Company and its line-operating employees in the completion of its annual accounts, and has participated in conference calls with stockholders to assist in explaining various issues in the Company's annual and interim financial statements.

                  Mr.  Perry has a number  of  general  and trade  subcontractor clients in his accounting practice, which has provided him with relevant industry experience in Canadian construction accounting, business practices and legal environment. Prior to admission as partner in 1995, Mr. Perry worked as Audit and Accounting Manager for Paterson Hendry providing technical support to the firm for complex or higher risk audit and accounting engagements. Mr. Perry joined Paterson Hendry in 1990. Mr. Perry worked in the Ottawa office of Ernst and Young, Chartered Accountants from 1987 through 1989 as an Audit Manager specializing in providing audit and accounting services to Ottawa-based high-tech SEC registrants. Mr. Perry began his career at Ernst and Young in Calgary, Canada and obtained his Chartered Accountant designation in 1986. His work experience in Calgary was principally in assisting in the audit of public companies in the Oil and Gas sector. Mr. Perry received a Bachelor of Commerce degree from the University of Calgary, in 1983.

                  Clarence Boudreau, age ___, Chairman of First Key, has over 30 years experience in the construction industry, most recently as Senior Vice President-Corporate Development of Bennett & Wright, Inc. Prior to joining Bennett & Wright in 1994, he served as Senior Vice President of Technical Construction Solutions, a subsidiary of the Bracknell Corporation dedicated to mechanical/electrical and design-build contracting. From 1975 until 1985 he was president and general manager of Standard Electric Limited. Mr. Boudreau holds a Business Administrative Diploma from Centennial College and a Master Electrician Certificate from George Brown College, Toronto.

                  Mr. Richard Morency, age ___, President and CEO of First Key, was Executive Vice President of Bennett & Wright Inc.'s EPCM division. Previously, Mr. Morency was a Principal with Roche Ltd., a 700 employee engineering and design-build firm based in Quebec City. Since 1975, Mr. Morency was involved in the firm's pioneering activities in design-build, and held successive position as Vice President Finance and Administration, Vice-President for Development and Corporate Secretary and finally as Senior Vice President for Industry and construction. He was awarded as B.Sc. degree in Engineering from Laval University as well as a M.Sc. degree from the University of Toronto.


                                  OTHER MATTERS

THE COMMITTEE

                  The Committee was formed in May 1997 by and consists of Messrs. Kuhns, Mariash and Dutton to make the Proposal and undertake this consent solicitation. The Committee is an unincorporated business association with its office at 420 Lexington Avenue, Suite 2860, New York, N.Y. 10170. Its telephone number is (212) 953-1010. The Committee's officers are Messrs. Kuhns, Mariash and Dutton. Other participants may include Henry Hermann, the executive vice president of Kuhns Brothers & Company, Inc.

PARTICIPANT INFORMATION

                  Mr. Kuhns owns 100 shares of Common Stock, all of which were purchased on May 5, 1997; Mr. Mariash owns no shares of Common Stock; Mr. Dutton owns 1,900 shares of Common Stock, of which, 1,000 shares were purchased on each of November 28, 1995 and January 22, 1996 and 100 of which were transferred to the Committee on June 4, 1997; Mr. Hermann owns ______ shares of Common Stock, which were purchased on the following dates in the following amounts: 5,000 shares on October 7, 1996, 10,000 shares on October 23, 1996, 10,000 shares on October 30, 1996 and 20,000 shares on January 2, 1997; Mr. Perry owns _______ shares of Common Stock, which were purchased on ______________ and the Committee owns 100 shares of Common Stock, the acquisition of which is described above. Collectively, the Committee owns less than 1% of the Shares. No such participant or associate owns any securities other than shares of Common Stock and no such participant or associate owns any such shares of record but not beneficially.

                  The financing for the Committee's activities, including conducting this consent solicitation and the legal proceedings described below, is derived from concerned stockholders and other entities. As of September 2, 1997, the Committee has raised approximately $160,000 from the following people or entities, each of whom has contributed more than $500: Herbard Ltd., Polaris & Partners, Theodore Allocca, Theodore Allocca, Jr., Glendale Management Property #7, Alan Einbender and Henry Hermann. Based on discussions, the Committee believes it can obtain at least an additional $400,000 of additional financing. Although these people or entities are "participants" under the proxy rules, the Committee does not know the amount of Common Stock owned by them. However, based on publicly available information the Committee believes that no such person or entity owns 5% or more of the Common Stock. In an effort to avoid even the appearance of any "group" under the federal securities laws, the Committee has steadfastly avoided any discussion of their share ownership or their intentions with respect to owning, disposing or voting any of their Common Stock.

                  In the event further financing is required, the Committee intends to request existing contributors and additional persons or entities (who would probably also be stockholders of the Company) to donate monies to the Committee. There are no agreements, arrangements or understandings between the persons or entities who have provided financial support to the Committee, on the one hand, and the Committee or any of the participants listed above, on the other hand, except for the commitment to seek reimbursement from the Company. Those persons or entities were advised about the Committee's plans and strategy; however, no request for proxies was made, nor do other arrangements, contracts or understandings exist for the purpose of financing the Committee or voting of any Common Stock which may be beneficially owned by them.

LEGAL PROCEEDINGS

                  On May 23, 1997, the Committee commenced a lawsuit in Federal district court in Wilmington, Delaware, seeking relief under the federal securities laws relating to the dissemination by the Company of certain false and misleading information in various public filings, and seeking a declaratory judgment on the following issues:

                  First, that Article I, Section 10 of the Old Bylaws, prohibiting stockholder action by written consent in lieu of a meeting, is superfluous and has no legal effect because it contradicts Delaware law and is not authorized by the Charter.

                  Second, that the election of directors at the Company's 1997 Annual Meeting should be voided, because Article I, Section 7 of the Old Bylaws set forth complicated advance notice requirements in order for stockholders to be able to propose nominees to the Board of Directors. Inasmuch as the Board of Directors lacks the power under the Charter to adopt or amend the Old Bylaws, through this provision the Company improperly restricted stockholders' ability to nominate directors, thereby impairing the rights of stockholders.

                  The Company, in its answer, admitted that stockholders do have the right to act by written consent. The Company denied all other allegations and has raised various counterclaims, including ones relating to the validity of the New Bylaws under the Delaware GCL. On June 5, 1997, the Court denied the Company's motion for expedited discovery.

                  On June 2, 1997, the Company commenced a lawsuit against a member of the Committee, John M. Dutton, in federal district court in Wilmington, Delaware. In this action the

Company seeks injunctive relief and monetary damages against Mr. Dutton for alleged breach of his fiduciary and common law duties to the Company and his alleged misappropriation and misuse of confidential information. Mr. Dutton has vigorously denied any wrongdoing and that he has any material non-public information of the Company. Additionally, Mr. Dutton's letter to the Company dated May 12, 1997 specifically offered to return any materials in his possession that belonged to the Company, but the Company never requested materials until it filed this lawsuit. Currently pending in this lawsuit is the Company's motion for a preliminary injunction enjoining Mr. Dutton from allegedly continuing to disseminate the alleged non-public confidential information of the Company.

                  On June 3, 1997, John D. Kuhns, a member of the Committee, commenced a lawsuit against the Company in the Court of Chancery of the State of Delaware in New Castle County. By this action, Mr. Kuhns sought relief pursuant to Section 220 of the Delaware GCL compelling the Company to provide certain materials identifying and relating to the stockholders of the Company for purposes of inspection and copying. Before commencing litigation, Mr. Kuhns made a formal demand for these materials, to which the Company failed to comply. Mr. Kuhns sought these materials to enable him to communicate with his fellow stockholders of the Company on matters relating to their mutual interests as stockholders including, without limitation, the solicitation of written consents for the Proposal. Just prior to the hearing date of June 19, 1997 to decide this matter, the Company conceded the validity of this lawsuit and agreed to furnish the information requested.

                  On July 2, 1997 the Federal district court in Wilmington, Delaware for the second time rejected the Company's motion for expedited discovery and hearing in connection with the Company's counterclaims against the Committee. In its order, based on a telephonic hearing and written materials submitted by the Committee and the Company summarizing their views, the court noted that "[it] is not convinced that the disclosure issues suggested by [Dominion Bridge] require resolution outside the normal course of ongoing litigation between the parties." Since July 2, 1997, the parties in both the Federal Court actions have been engaged in written discovery and motion practice.

EMPLOYMENT AGREEMENTS WITH MESSRS. MARENGERE AND MATOSSIAN

                  Effective February 1, 1995, the Company entered into three-year service agreements with Mr. Marengere as Chairman of the Board and Chief Executive Officer and Mr. Matossian as President and Chief Operating Officer. The following is a summary of those agreements, based on documents filed by the Company with the SEC.

                  The service agreements with Messrs. Marengere and Matossian (individually, an "executive") contain "change in control" language which provides the executive with certain benefits, including payment to the executive in the amount of three times his base compensation, if the executive is terminated for "good reason," as that term is defined in the service agreements, following a change in control of the Company. The service agreements provide that a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date thereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for Mr. Marengere, or a company controlled by him, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities; (B) THERE OCCURS A CONTESTED PROXY SOLICITATION OF THE COMPANY'S STOCKHOLDERS THAT RESULTS IN THE CONTESTING PARTY OBTAINING THE ABILITY TO VOTE SECURITIES REPRESENTING 20% OR MORE OF THE COMBINED VOTING POWER OF THE COMPANY'S THEN OUTSTANDING SECURITIES; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (D) DURING ANY PERIOD OF TWO CONSECUTIVE YEARS, INDIVIDUALS WHO AT THE BEGINNING OF SUCH PERIOD CONSTITUTED THE BOARD OF DIRECTORS CEASE FOR ANY REASON TO CONSTITUTE AT LEAST A MAJORITY THEREOF UNLESS THE ELECTION, OR THE NOMINATION FOR ELECTION BY THE COMPANY'S STOCKHOLDERS, OF EACH NEW DIRECTOR WAS APPROVED BY A VOTE OF AT LEAST TWO- THIRDS OF THE DIRECTORS THEN STILL IN OFFICE WHO WERE DIRECTORS AT THE BEGINNING OF THE PERIOD. Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of the service agreements (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, or a merger, consolidation or other reorganization involving the Company and the executive, alone or with other officers of the Company, or any entity in which an executive (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

                  According to public filings with the SEC made by the Company, if a "change in control" had occurred during fiscal year 1996, Messrs. Marengere and Matossian would have been entitled to receive $1,080,000 and $720,000 respectively, based on their base compensations pursuant to their respective service agreements. In addition, since their service agreements are for three-year terms ending January 31, 1998, they would also be entitled to receive their base compensation during the terms of their respective agreements.

                  Both the Old Bylaws and New Bylaws provide that the removal of an officer from his position shall not prejudice the contract rights, if any, of the person being removed. The New Bylaws impose a duty on the Chairman to investigate the propriety of any activities and actions by former officers, and to pursue such legal redress as may be necessary or appropriate to recover any monies or property of the Company which may have been improperly spent, distributed or received directly or indirectly by any former officers or directors of the Company. As disclosed in the Company's SEC filings, allegations of self-dealing and other improprieties have been made against Mr. Marengere; if the Proposal is adopted the Committee's nominees intend to fully investigate those allegations before a determination can be made of the appropriate contract rights of any former officers.

                         CERTAIN ADDITIONAL INFORMATION

         The Company may file its consent statement to obtain revocations, and it may contain additional information with respect to the Record Date, the number of shares of Common Stock outstanding on the Record Date, the voting and revocation of proxies, voting for the election of officers, the Company's nominees for election of officers, the beneficial owners of more than 5% of the Common Stock, the share ownership of directors and officers of the Company, compensation of executive officers of the Company, performance of the Common Stock and the date by which stockholder proposals intended to be submitted at the Company's next annual stockholders' meeting must be received by the Company for inclusion in its proxy statement for that meeting.


                        SOLICITATION OF WRITTEN CONSENTS

         Written consents may be solicited by mail, advertisement, telephone, telecopier or in person. Solicitations may be made by members of the Committee or the participants noted above, none of whom will receive additional compensation for such solicitations. The Committee is requesting banks, brokerage firms and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Committee will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

         The Committee has retained Georgeson & Company Inc. ("Georgeson") for solicitation and advisory services in connection with the solicitation, for which Georgeson is to receive a fee of approximately $50,000, together with reimbursement for its reasonable out-of-pocket expenses. The Committee has also agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Georgeson will solicit written consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Georgeson will employ approximately 20 persons to solicit written consents from stockholders.

         The entire expense of soliciting written consents to the Proposal is being borne by the Committee. The Committee presently intends to seek reimbursement for such expenses from the Company if the Proposal is adopted or if the Committee's actions otherwise lead to a management change. Although no precise estimate can be made at this time, the Committee anticipates that the aggregate amount to be spent by the Committee could be up to $400,000, of which approximately $160,000 has been incurred to date. This amount includes expenditures for printing, postage, legal, public relations, soliciting and related expenses.

                               CONSENT PROCEDURES

GENERAL; EFFECTIVENESS OF CONSENTS

                  The Company is a Delaware corporation and is, therefore, subject to the Delaware GCL. Section 228 of the Delaware GCL provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required to be or that may be taken at meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents, setting forth the action so taken, are signed and delivered to the corporation by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Charter of the Company does not prohibit stockholder action by written consent. See "Other Matters -- Legal Proceeding."

                  The Proposal will become effective when the Committee submits to the Company properly completed, unrevoked and effective WHITE written consent cards (or other forms of consent) indicating consent to the Proposal, signed by the holders of record on the Record Date of a majority of the Shares outstanding as of the Record Date. Such consents must be delivered within 60 days of the earliest dated consent delivered to the Company, which was August 20, 1997 accordingly, this consent solicitation must be completed by October 20, 1997. However, the Committee has established ____________ as the goal for the submission of written consents to the Committee. If the Proposal is adopted pursuant to this consent solicitation, prompt notice will be given pursuant to
Section 228(d) of the Delaware GCL to stockholders who have not executed and returned a WHITE consent card.

                  Because the Proposal will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the Shares then outstanding, the following actions will have the same effect as withholding consent to the Proposal: (a) failing to execute and return a WHITE written consent card or (b) executing and returning a written consent marked consent "WITHOUT CONSENT" or "ABSTAINS" as to each Proposal. If returned WHITE written consent cards are executed and dated but not marked with respect to the Proposal, the stockholder returning such card will be deemed to have consented to the Proposal.

PROCEDURAL INSTRUCTIONS

                  If a stockholder is a record holder of Shares as of the close of business on the Record Date, such stockholder may elect to consent to, withhold consent to or abstain with respect to a Proposal by marking the "CONSENTS", "WITHHOLDS CONSENT" or "ABSTAINS" box, as applicable, underneath the Proposal on the accompanying WHITE written consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

                  UNDER THE DELAWARE GCL, ONLY STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO GIVE THEIR CONSENT TO THE PROPOSAL. THEREFORE, EACH STOCKHOLDER IS URGED, EVEN IF SUCH STOCKHOLDER HAS SOLD ITS SHARES

SUBSEQUENT TO THE RECORD DATE, TO GRANT ITS CONSENT PURSUANT TO THE ENCLOSED WHITE WRITTEN CONSENT CARD WITH RESPECT TO ALL SHARES HELD AS OF THE RECORD DATE. A STOCKHOLDER'S FAILURE TO CONSENT MAY ADVERSELY AFFECT THOSE WHO CONTINUE TO BE STOCKHOLDERS. IN ADDITION, ANY STOCKHOLDER OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE WHITE WRITTEN CONSENT CARD ON SUCH STOCKHOLDER'S BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE CONSENT. EACH STOCKHOLDER IS URGED TO ENSURE THAT THE RECORD HOLDER OF SUCH STOCKHOLDER'S SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED WHITE WRITTEN CONSENT CARD AS SOON AS POSSIBLE. EACH STOCKHOLDER IS FURTHER URGED TO CONFIRM IN WRITING ANY INSTRUCTIONS GIVEN AND PROVIDE A COPY THEREOF TO THE COMMITTEE IN CARE OF GEORGESON & COMPANY INC., SO THAT THE COMMITTEE MAY ALSO ATTEMPT TO ENSURE SUCH INSTRUCTIONS ARE FOLLOWED.

REVOCATION OF CONSENTS

                  Executed written consents may be revoked at any time, provided that a written, dated revocation which clearly identifies the consent being revoked is executed and delivered either to (a) the Committee in care of Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, or (b) the principal executive offices of the Company at 500 Notre Dame Street, 3rd Floor, Lachine, Quebec, Canada H8S 2B2, prior to the time that the Proposal becomes effective. A revocation may be in any written form validly signed by the record holder as of the Record Date as long as it clearly states that the written consent previously given is no longer effective. The Committee requests that a copy of any revocation sent to the Company also be given to Georgeson & Company Inc. at the above address so that the Committee may more accurately determine if and when written consent to each Proposal has been received from the holders of record on the Record Date of a majority of the Shares then outstanding. THE COMMITTEE URGES YOU NOT TO SIGN ANY REVOCATION OF CONSENT CARD WHICH MAY BE SENT TO YOU BY THE COMPANY. IF YOU HAVE DONE SO, YOU MAY REVOKE THAT REVOCATION OF CONSENT BY DELIVERING A LATER DATED WHITE CONSENT CARD TO THE COMMITTEE, C/O GEORGESON & COMPANY INC., OR TO THE SECRETARY OF THE COMPANY.

                                   SCHEDULE I

                   INFORMATION CONCERNING CERTAIN PARTICIPANTS

         The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of certain participants who may assist Georgeson in soliciting written consents from the Company's stockholders. Unless otherwise indicated, the principal business address of each participant is 420 Lexington Avenue, Suite 2860, New York, New York 10170.


Name and Principal
Business Address                    Principal Occupation or Employment
-----------------------------  -----------------------------------------------


John D. Kuhns................  President, Kuhns Brothers & Company, Inc.


Kenneth W. Mariash...........  President, KWM Group

John M. Dutton...............  Financial Executive, self-employed



John R. Perry................  Partner, Paterson Hendry



Henry Hermann................  Executive Vice President, Kuhns Brothers &
1901 North Akard Street        Company, Inc.
Dallas, Texas 75201

                                   SCHEDULE II

SHARES HELD BY COMPANY'S MANAGEMENT AND 5% OR GREATER HOLDERS

         As of August 28, 1997, the directors and executive officers of the Company beneficially owned (within the meaning of the rules under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) 4,437,160 Shares (or approximately 13.6% of the Shares reported as outstanding on such date). All of the foregoing information has been obtained from the
Schedule 13D dated on August 7, 1997.

         Based on information obtained from the Schedule 13D dated on August 7, 1997, the following table shows the only entities which owned more than 5% of the outstanding Shares on August 28, 1997.

                                             Number of Shares
                                                   Owned                    Percentage of
              Name and Address               Beneficially and                Outstanding
            of Beneficial Owner                  of Record                    Shares (1)
-------------------------------------      -----------------------    --------------------------

Michel L. Marengere................
500 Rue Notre Dame
Lachine
Quebec, Canada HBS 282                          2,484,792(2)                    8.3

---------------------
(1) Except as otherwise indicated, percentages are presented after rounding to the nearest tenth and include the total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Exchange Act. Percentages for the total of all persons and the total of all officers and directors include all outstanding shares and all shares which such persons have the right to acquire within 60 days.

(2) Includes 1,659,792 shares held of record by Fidutech Technologies, Inc. as to which Mr. Marengere has shared voting and investment power. Mr. Marengere is the sole stockholder of Gestion Edinov Inc. and Services M.L. Marengere, Inc. which own, in the aggregate, 75% of Fidutech. Also includes 825,000 shares of Common Stock that may be issued pursuant to stock options exercisable at $2.00 per share and 150,000 shares of Common Stock which may be received upon the exercise of 75,000 unit options granted under Mr. Marengere's service agreement.

         Other than as set forth in the preceding paragraph, although the Committee does not have any information that would indicate that any information contained in this Consent Statement that has been taken from the Company's proxy statement dated June 19, 1997 or any other document on file with the Securities and Exchange Commission is inaccurate or incomplete, the Committee does not take any responsibility for the accuracy or completeness of such information.

                                                                      APPENDIX A



                                    BYLAWS OF
                           DOMINION BRIDGE CORPORATION

                             ADOPTED BY STOCKHOLDERS
                          AS OF _________________, 1997

                             A Delaware Corporation


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined as set by the Chairman or the President of the Corporation.

         Section 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by either the Board of Directors, the Chairman or the President, and shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of a holder or holders of at least 2% of the Common Stock. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the Chairman or the President of the Corporation shall fix a date and time for such meeting which such date shall be within ten business days of the proposed date specified in the written request.

         Section 3. Place of Meetings. The Chairman shall designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called in accordance with Article I,
Section 2. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Delaware.

         Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Chairman, President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Quorum. The holders of the majority of the outstanding shares of capital stock entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of fifty percent of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

         Section 6. Waiver of Notice. Any stockholder, either before or after any stockholders' meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7. Voting. Unless otherwise required by Delaware Corporation Law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. The officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

         Section 8. Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The lists shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 10. Stock Ledger. The stock ledger of the Corporation shall be maintained by the Secretary of the Corporation and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                                   ARTICLE II

                                    DIRECTORS

         Section 1. Number Election and Term of Office. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the board as of the date these Bylaws shall be eight. Thereafter, the number of directors shall be established from time to time by the Chairman. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, of one director in each class, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1995, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1996, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in fiscal year 1997, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1995, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Directors need not be stockholders.

         Section 2. Removal and Resignation. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Any director may resign at any time upon written notice to the Secretary of the Corporation.

         Section 3. Vacancies. Any vacancies in the board of directors for any reason, and directorships resulting from any increase in the number of directors, may be filled by the board of directors, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected any qualified.

         Section 4. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

         Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors shall be held as may be determined by resolution of the board upon seven days' notice and only at the registered office of the Corporation in the State of Delaware. Special meetings of the board of directors shall be called by or at the request of a majority of the Board of Directors, by the Chairman or the President, on at least 72 hours' notice to each director, either personally, by telephone, by mail, or by facsimile.

         Section 6. Quorum, Required Vote and Adjournment. The total number of directors shall constitute a quorum for the transaction of business. The unanimous affirmative vote of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Committees. The board of directors may, by resolution passed by a unanimous affirmative vote of the total number of directors, designate one or more committees, each committee to consist of at least two-thirds of the total number of directors (rounded up to the nearest whole number) plus one, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the Corporation except as otherwise limited by law. The board of directors shall not designate any directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The Secretary of the Corporation shall be given notice and attend each meeting of any such committee keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 8. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings only at the registered office of the Corporation in the State of Delaware. The presence of all of the members of the committee shall be necessary to constitute a quorum. The unanimous affirmative vote of all of the members present at a meeting at which a quorum is present shall be the act of a committee.

         Section 9. Communications Equipment. Members of the board of directors or any committee thereof shall not participate in or act at any meeting of such board or committee through the use of a conference telephone or other communications equipment. Personal attendance at any such meeting shall be the only proper means for directors to discharge their duties.

         Section 10. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the Secretary of the Corporation before the adjournment thereof. Such right to dissent shall not apply to any member who voted in favor of such action.

         Section 11. No Action by Written Consent. No action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, can be taken by written consent. No action can be taken at any meeting of the board of directors, or of any committee thereof, unless the Secretary of the Corporation is present to record the minutes thereof.

         Section 12. No Compensation. The directors shall not be paid any of their expenses of attendance at any meeting of the board of directors, and shall not be paid any salary (be it cash or other property or any combination thereof) for attendance at any meeting of the board of directors or otherwise compensated for their services as directors. Members of special or standing committees shall similarly not be allowed any compensation or payment for attending committee meetings. Nothing in this Section 12 shall preclude any officer of the Corporation who is also a director from receiving regular compensation as an employee.


                                   ARTICLE III

                                    OFFICERS

         Section 1. Number. The three senior officers of the Corporation shall be elected solely by the stockholders, and shall consist of a Chairman, a President and a Secretary. The Chairman shall have the sole power to appoint one or more Vice Presidents, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Chairman. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of President and Secretary. In his or her discretion, the Chairman may choose not to fill any office for any period that he or she may deem advisable.

         Section 2. Election and Term of Office. The three senior officers of the Corporation shall be elected annually by the stockholders at the annual meeting of stockholders. The Chairman shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled solely by the Chairman or, in the event of a vacancy in that office, by the President. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         Section 3. Removal. Any officer of the Corporation may be removed either by the Chairman or the stockholders (by a vote of the majority of the outstanding shares of Common Stock), whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled only by the Chairman for the unexpired portion of the term.

         Section 5. Compensation. Compensation of all officers shall be fixed by the Chairman, except that (i) the compensation of the Chairman shall also be subject to ratification by stockholders no later than the next annual meeting after such compensation is fixed and (ii) no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

         Section 6. Chairman. The Chairman shall preside at all meetings of the stockholders and board of directors at which he or she is present. He or she shall present to the annual meeting of stockholders a report of business of the Corporation for the preceding fiscal year and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

         Subject to such duties as are required by law to be executed solely by the board of directors, the Chairman shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The Chairman or his designee shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

         The Chairman shall be delegated the responsibility for the management of the business and affairs of the Corporation to the fullest extent permitted by law, have such additional powers and perform such other duties as may be assigned by the board of directors or as may be provided in these Bylaws, including the following: the Chairman shall have the power and authority to execute, without specific prior Board approval, all contracts, agreements and obligations of the Corporation that arise in the ordinary course of business of the Corporation which do not involve liabilities to the Corporation in an amount in excess of five million dollars ($5,000,000); and to the fullest extend permitted by law all loan agreements and related documentation with financial institutions regardless of the amount. The Chairman shall also have the duty to investigate the propriety of any activities and actions by former officers or directors of the Corporation; and to pursue such legal redress as may be necessary or appropriate to recover any monies or property of the Corporation which may have been improperly spent, distributed or received directly or indirectly by any former officers or directors of the Corporation.

         Section 7. President. The President shall, in the absence or disability of the Chairman, act with all of the powers and be subject to all the restrictions of the Chairman. The President shall also perform such other duties and have such other powers as the Chairman or these Bylaws may, from time to time, prescribe. In addition, the President shall be the chief executive officer of the Corporation and, subject to the power of the Chairman and, as may be required by law, the board of directors, shall have the general responsibility for the management of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive.

         Section 8. Vice Presidents. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Chairman shall in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Chairman or these Bylaws may, from time to time, prescribe.

         Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chairman's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Chairman or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chairman, the President or Secretary may, from time to time, prescribe.

         Section 10. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chairman and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Chairman, the President or these Bylaws may, from time to time, prescribe. If required by the Chairman, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Chairman for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Chairman, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Chairman, the President or Treasurer may, from time to time, prescribe.

         Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Chairman.

                                   ARTICLE IV

                              CERTIFICATES OF STOCK

         Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned
(1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chairman, President, Vice President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or Canada or any state or province thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

         Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                    ARTICLE V

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by the Chairman or the President.

         Section 3. Contracts. The Chairman may, to the fullest extent permitted by law, authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

         Section 5. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chairman or President, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

         Section 7. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 8. Executive Offices. The executive offices of the Corporation shall be located in New York City, or such other location as shall be determined by the Chairman from time to time. The executive offices of the Corporation's operating subsidiaries shall be located in such foreign and domestic locations which are conducive to the efficient operation of their respective businesses, as shall be determined by the Chairman.

         Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                                   ARTICLE VI

                         AMENDMENTS ONLY BY STOCKHOLDERS

         THESE BYLAWS MAY BE AMENDED, ALTERED, OR REPEALED AND NEW BYLAWS ADOPTED AT ANY MEETING OR BY WRITTEN CONSENT OF THE STOCKHOLDERS BY A MAJORITY VOTE. THE BOARD OF DIRECTORS SHALL NOT HAVE ANY POWER TO ADOPT, AMEND, ALTER OR REPEAL THESE BYLAWS UNLESS OTHERWISE EXPLICITLY PROVIDED IN THE CERTIFICATE OF INCORPORATION.


                                   ARTICLE VII

                         CHANGE IN MAJORITY OF THE BOARD

         NOTWITHSTANDING ANY PROVISION TO THE CONTRARY SET FORTH IN ANY OTHER ARTICLE OF THESE BYLAWS, AT ANY TIME FOLLOWING THE ADOPTION OF THIS ARTICLE VII, AT SUCH TIME AS A MAJORITY OF THE DIRECTORS OF THE CORPORATION HAVE BEEN ELECTED BY THE STOCKHOLDERS AT ANNUAL AND/OR SPECIAL MEETING(S) AND/OR BY WRITTEN CONSENT AT A TIME OR

TIMES FOLLOWING THE ADOPTION OF THIS ARTICLE VII, (1) A MAJORITY OF THE TOTAL NUMBER OF DIRECTORS OR THE MEMBERS OF ANY COMMITTEE THEREOF SHALL CONSTITUTE A QUORUM OF THE BOARD OR SUCH COMMITTEE AND THE AFFIRMATIVE VOTE OF A MAJORITY OF THE DIRECTORS PRESENT AT ANY MEETING OF THE BOARD OR ANY SUCH COMMITTEE SHALL CONSTITUTE THE ACT OF THE BOARD OR SUCH COMMITTEE WITH RESPECT TO ANY MATTER EXCEPT AS OTHERWISE PROVIDED BY LAW, (2) THE BOARD OF DIRECTORS OR ANY COMMITTEE THEREOF MAY ACT BY WRITTEN CONSENT PURSUANT TO SECTION 141(f) OF THE DELAWARE GENERAL CORPORATION LAW AND THE BOARD OF DIRECTORS OR ANY COMMITTEE THEREOF MAY HOLD MEETINGS WITHIN OR WITHOUT THE STATE OF DELAWARE AND, AT SUCH MEETING, ANY DIRECTOR OR COMMITTEE MEMBER MAY PARTICIPATE BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT BY MEANS OF WHICH ALL PERSONS PARTICIPATING IN THE MEETING CAN HEAR EACH OTHER, (3) DIRECTORS MAY BE PAID COMPENSATION AS DETERMINED BY THE BOARD OF DIRECTORS, (4) ANY DUTY OTHERWISE DELEGATED TO ANY OFFICER OF THE CORPORATION PURSUANT TO THESE BYLAWS MAY, BY RESOLUTION OF THE BOARD OF DIRECTORS, BE REMOVED FROM SUCH OFFICER AND, IF SUCH RESOLUTION FURTHER SO PROVIDES, DELEGATED TO ANY OTHER OFFICER, (5) THE CHAIRMAN'S COMPENSATION SHALL NOT BE SUBJECT TO RATIFICATION BY STOCKHOLDERS AND (6) COMMITTEES MAY CONSIST OF ONE OR MORE DIRECTORS.

                                  CONSENT CARD

                   CONSENT BY STOCKHOLDERS OF DOMINION BRIDGE
                     CORPORATION TO ACTION WITHOUT A MEETING

THIS CONSENT IS SOLICITED BY THE COMMITTEE TO REVITALIZE DOMINION
BRIDGE CORPORATION

                  The undersigned, a stockholder of record of Dominion Bridge Corporation (the "Company") hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $.001 per share, of the Company which the undersigned is entitled to vote in all capacities, to the following action without a meeting, without prior notice and without a vote:

                  RESOLVED, that the Bylaws of the Company are hereby repealed in their entirety.

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS



                                BYLAW RESOLUTIONS

                  RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated ____________ of the Committee to Revitalize Dominion Bridge Corporation contained in Article I (relating to Stockholders).

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS

                  RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated ____________ of the Committee to Revitalize Dominion Bridge Corporation contained in Article II (relating to Directors).

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS

                  RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated ____________ of the Committee to Revitalize Dominion Bridge Corporation contained in Article III (relating to Officers),
                  Article IV (Certificates of Stock) and Article V (General Provisions) are approved and adopted.

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS

                  RESOLVED, that the Bylaws included as Appendix A to the Consent Statement dated ____________ of the Committee to Revitalize Dominion Bridge Corporation contained in Article VI (relating to the Power to Amend) and Article VII (relating to the Sunset Provision) are approved and adopted.

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS


                  RESOLVED,  that  in  accordance  with  Article  III,
                  Section 3 of the Bylaws and in the best interests of the Company, Michel L. Marengere, Nicolas Matossian and Olivier Despres are hereby removed as Chairman and Chief Executive Officer, President and Chief Operating Officer, and Vice President and Corporate Secretary, respectively.

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS

                  RESOLVED,  that  in  accordance  with  Article  III,
                  Section 2 of the Bylaws, John D. Kuhns, Kenneth W. Mariash and John M. Dutton are hereby elected Chairman, President and Secretary, respectively.

______   CONSENT     ________________ CONSENT WITHHELD        ________ ABSTAINS

INSTRUCTIONS: To consent or withhold consent to, or abstain from, the foregoing resolutions check the appropriate box above.


                   --------------------------------


                  If no box is marked with respect to each of the above resolutions, the undersigned will be deemed to consent to such resolutions.

(This Consent card is continued on the reverse side. Please mark, sign and date this Consent card on the reverse side before returning the Consent card in the enclosed envelope.)

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
stockholder action on the date set forth below.


                              Date:_____________________________________________


                              __________________________________________________
                                        Signature of Stockholder


                              __________________________________________________
                                        Signature (if held jointly)


                              __________________________________________________
                              Name and Title of Representative (if applicable)


                              IMPORTANT NOTE TO STOCKHOLDERS: Please sign exactly as your shares are registered. Joint owners should both sign. When signing as executor, trustee, administrator, guardian, officer of a corporation, attorney-in-fact or in any other fiduciary or representative capacity, please give your full name. This consent, when executed, will vote all shares held in all capacities. BE SURE TO DATE THIS CONSENT CARD.

                          **THIS IS YOUR CONSENT CARD**